Exhibit 3.2
Notice of Articles
BUSINESS CORPORATION ACT

This Notice of Articles was issued by the Registrar on September 23, 2005 02:43 PM Pacific Time
Incorporation Number:    BC0720538
Recognition Date and Time:    April 1, 2005 12:00 AM Pacific Time as a result of an Amalgamation

NOTICE OF ARTICLES
Name of Company:
LIONS GATE ENTERTAINMENT CORP.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
2200 — 1055 W HASTINGS ST	2200 — 1055 W HASTINGS ST
VANCOUVER BC V6E 2E9	VANCOUVER BC V6E 2E9
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
2200 — 1055 W HASTINGS ST	2200 — 1055 W HASTINGS ST
VANCOUVER BC V6E 2E9	VANCOUVER BC V6E 2E9
CANADA	CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
FELTHEIMER, JON

Mailing Address:	Delivery Address:
SUITE 200 2700 COLORADO AVENUE SANTA MONICA CA 90404 UNITED STATES	SUITE 200 2700 COLORADO BLVD. SANTA MONICA CA 90404 UNITED STATES

Last Name, First Name, Middle Name:
LUDWIG, HARALD

Mailing Address:	Delivery Address:
2200-1055 WEST HASTINGS ST. VANCOUVER BC V6E 2E9 CANADA	2200-1055 WEST HASTINGS ST. VANCOUVER BC V6E 2E9 CANADA

Last Name, First Name, Middle Name:
Bacal, Norman

Mailing Address:	Delivery Address:
SUITE 2600, ROYAL BANK PLAZA 200 BAY ST. SOUTH TOWER TORONTO ON M5J 2J4 CANADA	SUITE 2600, ROYAL BANK PLAZA 200 BAY ST. SOUTH TOWER TORONTO ON M5J 2J4 CANADA

Last Name, First Name, Middle Name:
SIMMONS, HARDWICK

Mailing Address:	Delivery Address:
SUITE 200 2700 COLORADO AVENUE SANTA MONICA CA 90404 UNITED STATES	SUITE 200 2700 COLORADO BLVD. SANTA MONICA CA 90404 UNITED STATES

Last Name, First Name, Middle Name:
EVRENSEL, ARTHUR

Mailing Address:	Delivery Address:
2200-1055 WEST HASTINGS ST. VANCOUVER BC V6E 2E9 CANADA	2200-1055 WEST HASTINGS ST. VANCOUVER BC V6E 2E9 CANADA

Last Name, First Name, Middle Name:
May, Laurie S.

Mailing Address:	Delivery Address:
2 BLOOR STREET WEST SUITE 1001 TORONTO ON M4W 3E2 CANADA	2 BLOOR STREET WEST SUITE 1001 TORONTO ON M4W 3E2 CANADA

BC0720538 Page: 2 of 4

Last Name, First Name, Middle Name:
BURNS, MICHAEL

Mailing Address:	Delivery Address:
SUITE 200 2700 COLORADO AVENUE SANTA MONICA CA 90404 UNITED STATES	SUITE 200 2700 COLORADO BLVD. SANTA MONICA CA 90404 UNITED STATES

Last Name, First Name, Middle Name:
AMIN, MARK

Mailing Address:	Delivery Address:
SUITE 200 2700 COLORADO AVENUE SANTA MONICA CA 90404 UNITED STATES	SUITE 200 2700 COLORADO BLVD. SANTA MONICA CA 90404 UNITED STATES

Last Name, First Name, Middle Name:
PATERSON, SCOTT

Mailing Address:	Delivery Address:
2200-1055 WEST HASTINGS ST. VANCOUVER BC V6E 2E9 CANADA	2200-1055 WEST HASTINGS ST. VANCOUVER BC V6E 2E9 CANADA

Last Name, First Name, Middle Name:
SIMM, DARYL

Mailing Address:	Delivery Address:
SUITE 200 2700 COLORADO AVENUE SANTA MONICA CA 90404 UNITED STATES	SUITE 200 2700 COLORADO BLVD. SANTA MONICA CA 90404 UNITED STATES

Last Name, First Name, Middle Name:
TOBIN, BRIAN

Mailing Address:	Delivery Address:
2200-1055 WEST HASTINGS ST. VANCOUVER BC V6E 2E9 CANADA	2200-1055 WEST HASTINGS ST. VANCOUVER BC V6E 2E9 CANADA

Last Name, First Name, Middle Name:
KOFFMAN, MORLEY

Mailing Address:	Delivery Address:
2200-1055 WEST HASTINGS ST. VANCOUVER BC V6E 2E9 CANADA	2200-1055 WEST HASTINGS ST. VANCOUVER BC V6E 2E9 CANADA

AUTHORIZED SHARE STRUCTURE

BC0720538 Page: 3 of 4

1.	5,000,000,000		Common Shares	Without Par Value

				With Special Rights or Restrictions attached

2.	200,000,000		Preference Shares	Without Par Value

				With Special Rights or Restrictions attached

	1.	1,000,000	5.25% Convertible Redeemable Preferred Shares, Series A	Special Rights or Restrictions are attached

	2.	10	Preferred Shares, Restricted Voting, Non-Transferable, Series B	Special Rights or Restrictions are attached